Exhibit 99.1

May 7, 2021

TEGNA Shareholders Re-Elect All 12 TEGNA Directors at 2021 Annual Meeting

Tysons, VA – TEGNA Inc. (NYSE: TGNA) today announced that, based on a preliminary vote count by its proxy solicitor, shareholders have overwhelmingly re-elected all 12 of TEGNA’s highly qualified nominees as directors to serve for another term ending at the 2022 Annual Meeting: Gina Bianchini, Howard Elias, Stuart Epstein, Lidia Fonseca, Karen Grimes, David Lougee, Scott McCune, Henry McGee, Susan Ness, Bruce Nolop, Neal Shapiro, and Melinda Witmer.

“We are deeply gratified by this clear vote of confidence from our shareholders, and we continue to benefit from the input we received from the many shareholders we engaged with,” said Howard D. Elias, Chairman of the Board. “Receiving even greater support in this year’s election than last year is a powerful endorsement of the Board’s oversight of TEGNA’s financial performance, management’s execution of our strategy, and our continued progress in making TEGNA even more diverse, equitable and inclusive.”

Dave Lougee, president and CEO, said, “We are pleased that our shareholders recognize the successful execution of our value-creation strategy, which is delivering record results. We value the productive partnership we have with our investors as we drive TEGNA forward for the benefit of all stakeholders. Beyond our financial performance, we are pleased that our shareholders support the company’s ongoing work to advance diversity, equity and inclusion. As demonstrated by our extensive actions to date and the quantitative goals we’ve set, we are fully committed to continue improving in these important areas so that TEGNA effectively represents all of the communities we serve. I also want to thank our employees for all their efforts and their focus during this time – the work they do has never been more important.”

In addition to re-electing all of TEGNA’S directors, shareholders also approved the Company’s proposals concerning:

•	The appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the current year

•	The advisory vote on the compensation of TEGNA’s named executive officers

•	The elimination of the supermajority voting provisions in the Company’s Charter

The preliminary vote count is subject to certification by the Independent Inspector of Elections. Additional information regarding the results of the 2021 Annual Meeting will be available in a current report on Form 8-K filed with the Securities and Exchange Commission and on TEGNA’s investor website investors.tegna.com.

About TEGNA

TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 62 television stations in 51 markets, TEGNA is the largest owner of top 4 affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks Justice Network and Quest. TEGNA Marketing Solutions (TMS) offers innovative solutions to help businesses reach consumers across television, email, social and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements, including risks relating to the coronavirus (COVID-19) pandemic and its effect on our revenues, particularly our nonpolitical advertising revenues. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto and TEGNA’s ability to execute on its standalone plan can also cause actual results to differ materially. Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this communication should be evaluated in light of these important risk factors. TEGNA is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services, Internet service providers or other media.

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For media inquiries, contact:

Anne Bentley

Vice President, Corporate Communications

703-873-6366

abentley@TEGNA.com

George Sard/Andy Duberstein

Sard Verbinnen & Co.

TEGNA-SVC@SARDVERB.com

For investor inquiries, contact:

Douglas Kuckelman

Head of Investor Relations

703-873-6764

dkuckelman@TEGNA.com